Slide 1 - title page

According to the Exit Planning Institute, in the United States 10,000 people a day hit 65 years old and 63% of businesses are owned by baby boomers.

The key to succession in most industries is going to be what those entrepreneurs do now.

So imagine you have an industry made up of over 2,500 companies, where the large majority are controlled by entrepreneurs who founded their company in the late 1980's and early 90's.

Now imagine if two of the top 10 came together in a public company.

My name is Jason Griffith and I am the CEO of Quest Solution.

Clients ask us to make mobile and wireless technology work, so they can deliver results and allow them to focus on their core business.

In a January article by VDC Research, 85% of IT Decision makers expect an increase in their mobile budgets this year compared to what it was last year.

While there are opportunities, the continual consolidation in the industry presents some challenges and to address those challenges we have compiled a board of advisors and directors which are skilled to navigate through any of the challenges we will hit, while at the same time allowing us to capitalize on the opportunities in front of us.

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Slide 2 - safe harbor

During this presentation we will be discussing some forward looking statements and these are not a guarantee of future performance and I encourage you to read the attached.

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Slide 3 - financial highlights

What these number show are our 2014 revenue as a public company.

Now I’m a CPA and a CMA, so what I love about this company is what these #’s don’t show.

What they don’t show is the full year for the operating subsidiary we just acquired having approximately $24 million in 2014 revenue that we don’t get credit for as our acquisition occurred in late November.

These #’s also don’t show the award winning growth from Inc Magazine, Motorola, Zebra, Honeywell and Computer Resellers News.

The #’s don’t show we are the 4th largest in our sector

And most important thing these #’s don’t show are the reason the company is public is to help accelerate the growth, capitalize on the industry changes, and show that all of the existing revenue was derived from bootstrapped entrepreneurs.

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Slide 4 - lifecycle slide

If you are business owner looking to grow your business or you are a large multinational retail store with locations in every major city and looking to incorporate technology in all aspects of your mobile logistics, you can contact 6 - 8 vendors that can give you access to these pieces of the lifecycle.

OR you can count on 1 hand the # of companies that can do all of these.  We are one of those.

We can handle your “in the 4 walls” warehouse needs, your outside the 4 walls, to training, ongoing support, to drivers as well as in the retail store support.

We have developed processes so as we add new sales people, they should be able to accelerate up to roughly $3 - 4mm per year in sales within 6 - 8 months.

HOWEVER, another positive in our industry is because of the changes, we are getting new sales people in which have a book of business already so the time to 1st sales for a new sales man or woman is significantly shortened.

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Slide 5 - customers

I mentioned early on about our team put together to navigate through challenges and capitalize the opportunities, but we have also picked and do pick the directors who can provide leads for the top tier customers in our space.

When we are looking at the customers (both existing and new), these are a small example of the over 1,000 customers we serve and the caliber of customer we are looking to continue to partner with for success.

When I was speaking with the founders years ago about their desire to bring their company into the public market, I was excited for the intangible value of their customer list and who the end user was. (GO TO NEXT SLIDE)

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Slide 6 - bakery example

Take for example the excitement for the end user in the bakery industry.  There are roughly 50 suppliers of hamburger buns to the largest chains in the country, with about 2,000 bakery route drivers and there are over 14,000 stores in that chain.

We have sold 6 of the 7 largest bakers that are in these systems in the last few years.

We help the route driver deliver the buns fresh and on time, to reduce waste.

This has opened up the manufacturing operation to automation to do inventory and eliminate errors and paperwork.

This then allowed us to be introduced to the major chain of burger stores to put systems in place to automatically order.

This is done through the insertion of RFID tags inserted into the trays that hold the hamburger buns so the driver knows what the current supply and usage is inside the restaurant for efficient deliveries.

We are in the process of completing other case studies which will be able to be viewed on YouTube and our investor page on our website.

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Slide 7 - our offerings

There has been a large shift towards management of the mobile supply chain versus just the device due to access to data and the application being behind the firewall.

We work with 2 key hardware providers that dominate the industry.  Zebra Technologies (who just bought Motorola last year) manages their top 30 accounts and we are in the top 4

Honeywell manages their top 200 accounts and we are in the top 3 for them.

We have an internal plan to shift from the 70/30 hardware / software mix to a 50 / 50 model.

One of the drivers to help us with this shift is the recent acquisition of Bar Code Specialties (GO TO NEXT SLIDE)

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Slide 8 - BCS acquisition

As a result of the recent acquisition, we have added additional industry veterans to our team.

During due diligence it was interesting as in a cross comparison of customers we had less than five (5) overlapping.

Our vendor buying power has increased by our doubling in size.

We continue to expect the ongoing integration pieces to yield considerable results for us.

Our integration team is looking at all of the levers of cash flow from days receivable, days payable, pricing, costs, etc.

Each line item on the financial statements has an “owner” for people to be relentless to insure we have the best deals with our vendors

The acquisition affords us the tools to help make a shift from 70/30 to 50/50 hardware / software, as well as looking at our internally generated software.

We are starting the process for the filing patents for our own software to relicense out to the industry to create additional revenue sources.

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Slide 9 - Technologies and horizontal markets

Some background on the industry is the rugged device market sold roughly 7.5 million units last year while in comparison, consumer grade devices was roughly 46 times that.

These are being sold to enterprises and this supports our lifecycle approach to be at all facets.

We are widening the net and our reach with our existing customer base and leveraging our existing customers in these verticals.

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Slide 10 - software - packaged

One of the key priorities of our business is focusing on the monthly reoccurring revenue model and we are experiencing growth in this through our renewable software contracts all across the packages we offer.

During the integration of the two companies we found a great opportunity in that some aspects of the Quest business had a close to 90% attach rate while for the combined entity it was less than 50%, so the focus on that should generate additional reoccurring revenue without the full 6 month sales cycle our industry is used to.

When we land a sizable customer, they remain with Quest and because we sell mobile solutions for the most common applications inside the supply chain, we earn business each year and renew the hardware on a 3-4 year cycle.

Then these companies have other areas to automate once we complete a successful project.

As companies are migrating to buying solutions and software as a service, we are positioned perfectly to remain that company’s mobile application supplier for many years to come.

Now that we have the base of BCS and Quest together with solid customers, we are concentrating on continuing to move our gross margins up with more SW and Services.

Migrating our existing SW and selling strategy to more of a “Solution as a Service” and “Software as a Service” will grow margins and allow us to further control our customers with key strategic business applications they depend on.

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Slide 11 - software decision support

Being in the space we are in, not only are we presented with additional technology, but also asked on other ways we can acquire data and then the larger question of “what do we do with that data”

We have acquired technology to assist with the logistics of the industries we serve as well as potential life savings devices which we are working with leading industry partners to expand.

The technology we have acquired is used in the supply chain and that where the growth in the market will continue.

It’s in how we use that data.

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Slide 12 - mobile professional services

Growth in the mobile space is starting to dwarf that in the rugged space and we have the board of directors, advisors, and management team to navigate and to keep us at the front of the line for this.

Our software group out of Akron Ohio is being given a charter to look at how they can provide API’s to facilitate integration of mobile applications for mobile backend as a services.

The real opportunity for managed services is any device in a Line of Business Application (LOB), not just rugged devices.

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Slide 13 - growth strategy

Our sales cycle is about 6 months.   An average top 10 customer will generate about $ 1.1M worth of business per year.   That may represent 3 projects.  A Project could last 2-6 months long.

We run the business on a daily dashboard and track key metrics to history and target everything from social media, SEO, salesforce.com, financials, accounting, etc. to provide daily and real time data for our team to make decisions so we are aware immediately of a situation that needs to be addressed or an opportunity that has come up.

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Slide 14 - Amerisource

Amerisource Bergen is a great example of a customer that almost 8 years ago we started selling them cables for mobile printers

This earned us a right to share and sell in their sector, and we began to expand to automate their customers via order entry.

While not the traditional reoccurring revenue model, the life cycle of their devices is 3 - 4 years and then we were replacing their equipment.  (NEXT SLIDE)

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Slide 15 - Cardinal

With Cardinal Health you can see a similar trend of when the devices are replaced.

This is another example of the stickiness we have with our customers, of our top 90 customers we have only lost 3 in the last 6 - 7 years.

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Slide 16 - IP Division

I mentioned the additional patented technologies we have acquired.

One of the technologies we acquired has electro sensing readers which can assist in the mining industry to collect data, inspect the belts and reduce down time.

This is an example of existing intellectual property we have which can provide a boost to the blended profit margin of the services we offer.

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Slide 17 - Corporate Growth

We are currently focused on the integration and growth strategies our team has put together.

Due to the acquisitions and size in the industry, we have been approached by other companies to have discussions about potential synergistic relationships.

If the right opportunity presents itself with a positive ROI where we can innovate together, then we will look, but our main focus is growing the business.

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Slide 18 - Financials income statement

Following the BCS acquisition, the integration team is lining out all of the duplicative costs on the administrative side and overhead that we can eliminate and provide immediate savings to the bottom line.

In 2014 we had significant non-cash, one time charges to our income statement.

Which again, is easy for investors to flush out on the cash flow statement in the cash from operations.

As you can see moving into 2015, as we are combined and integrated we have opportunities to grow our margins.

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Slide 19 - balance sheet

We run our business based on metrics and growth levers for our business

Getting paid in 30 days and paying in 45 days, our CFO is managing the cash flow of our business and we recently announced our banking and line of credit relationship with Wells Fargo

We are working with our auditors to finalize our 10-K and get that on file sooner rather than later.

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Slide 20 - executive management

25 seconds on the slide tops!

Here are just a handful of the executives on our team.

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Slide 21 - experienced board

25 seconds on the slide tops!

And here is a brief overview of the advisory team and board members we have.

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Slide 22 - investment highlight slide

The #’s don’t show our recurring revenue model or cash flow from operations, which was over $1mm in just the first 9 months for 2014, again, before the recent acquisition.

The #’s don’t show our top tier customers or the limited competition we have, which in turn doesn’t show the moat we have built around the company.

We are excited to be telling our story.  This is the 1st time we have told the story since our combination with BCS and we would be glad to take any questions you have either now or in our 1 on 1’s on Tuesday.